Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-117654, 333-211148 and 333-230331 of Alliant Energy Corporation on Form S-8 of our report dated June 18, 2020, relating to the financial statements and supplemental schedule of the Alliant Energy Corporation 401(k) Savings Plan appearing in the Annual Report on Form 11-K of the Alliant Energy Corporation 401(k) Savings Plan for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Milwaukee, WI
June 18, 2020

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